Exhibit 99.1

Paragon 28 Reports Third Quarter 2022 Financial Results and Increases 2022 Net Revenue Guidance

ENGLEWOOD, Colo., November 10, 2022 -- Paragon 28, Inc. (NYSE: FNA) (“PARAGON”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today reported financial results for the quarter ended September 30, 2022 and increased its 2022 net revenue guidance.

Financial Highlights

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Net revenue $46.0 million for the third quarter of 2022, a quarterly net revenue record, representing reported growth of 28% over the third quarter of 2021.
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Foreign currency headwinds reduced quarterly net revenue and net revenue growth by approximately $0.8 million and 2.1 percentage points, respectively, as compared to the prior year quarter.
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U.S. quarterly revenue was a record $40.0 million, representing growth of 25% over the prior year quarter. Growth was driven primarily by sales force productivity gains resulting from new product launches, an expanded customer base, and continued medical education momentum.
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International quarterly net revenue was a record $6.0 million, representing reported growth of 52% over the prior year quarter. Foreign currency headwinds reduced quarterly international net revenue and net revenue growth by approximately $0.8 million and 19 percentage points, respectively, as compared to the prior year quarter. Growth was driven primarily by Australia, South Africa, Spain, and the United Kingdom.
•
Gross margin 81.5% for the quarter compared to 80.2% for the third quarter of 2021, reflecting lower excess and obsolete inventory expense.
•
Operating expenses $46.0 million for the third quarter of 2022, representing a 3.3 percentage point improvement in operating expenses as a percentage of net revenue as compared to the second quarter of 2022.
•
Net loss $9.7 million for the third quarter of 2022 compared to net loss $5.1 million for the third quarter of 2021 and net loss of $9.6 million for the second quarter 2022.
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Adjusted EBITDA for the quarter was negative $2.7 million compared to negative $1.0 million in the third quarter of 2021 and negative $3.2 million in the second quarter of 2022.

“I am very proud of our year-to-date results through September, as we achieved reported net revenue growth of 24% despite a challenging business environment. Our year-to-date and record third quarter net revenue results reflect the success of our targeted investments and demonstrate our team’s ability to consistently execute”, said Albert DaCosta, Chairman and Chief Executive Officer.

Increased 2022 Net Revenue Guidance

The Company increased its 2022 net revenue guidance by $3.5 million to $179.5 million. Net revenue growth for 2022 is now expected to be 22%, compared to the Company’s previous guidance of 19%. The increased net revenue guidance includes the impact of stronger foreign currency headwinds in both the third and fourth quarters of 2022, which are now expected to reduce 2022 net revenue and net revenue growth by approximately $2.4 million and 1.6 percentage points, respectively. Previously issued 2022 net revenue guidance included estimated foreign currency headwinds reducing net revenue by $1.5 million and 1.0 percentage points, respectively.

The Company’s increased 2022 annual net revenue guidance includes fourth quarter 2022 net revenue guidance of $49.6 million, representing reported net revenue growth of 16% compared to the prior year quarter. Fourth quarter net revenue guidance includes the impact of stronger foreign currency headwinds, which are now expected to reduce fourth quarter 2022 net revenue and net revenue growth by approximately $0.9 million and 2.1 percentage points, respectively. Previously issued fourth quarter 2022 revenue guidance included estimated foreign currency headwinds reducing net revenue and net revenue growth by $0.4 million and 1.0 percentage points, respectively.

Revenue guidance assumes foreign currency translation rates remain consistent with current foreign currency translation rates.

Webcast and Conference Call Information

Paragon 28 will host a conference call to discuss third Quarter 2022 financial results on Thursday, November 10, 2022, at 2:30 p.m. Mountain Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (844)-200-6205 for domestic callers or (646)-904-5544 for international callers, using conference ID: 767989. Live audio of the webcast will be available on the “Investors” section of the company’s website at ir.paragon28.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, hallux valgus – which includes bunions and hammertoe, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and its estimated net revenue for the full year and fourth quarter of 2022. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s annual report on Form 10-K filed with the SEC on March 8, 2022. Paragon 28 does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release. Paragon 28’s results for the quarter and nine month period ended September 30, 2022 are not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures and Their Limitations

In addition to our results and measures of performance determined in accordance with U.S. GAAP presented in this press release, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes.

We believe that Adjusted EBITDA, together with a reconciliation to net income, helps identify underlying trends in our business and helps investors make comparisons between our company and other companies that may have different capital structures, tax rates, or different forms of employee compensation. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include:

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other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures;

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although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements;

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Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and

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Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur.

Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial measures.

Investor Contact:

Matt Brinckman

Senior Vice President, Strategy and Investor Relations

mbrinckman@paragon28.com

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$56,325	$109,352
Trade receivables	35,960	25,939
Inventories, net	54,771	40,241
Income taxes receivable	705	920
Other current assets	1,947	3,078
Total current assets	149,708	179,530

Property and equipment, net	58,591	32,181

Intangible assets, net	20,850	16,505
Goodwill	26,975	6,329

Deferred income taxes	841	—

Total assets	$256,965	$234,545

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,979	$13,028
Accrued expenses	19,507	18,232
Other current liabilities	6,889	1,929
Current maturities of long-term debt	735	153
Income taxes payable	497	615
Total current liabilities	41,607	33,957

Long-term liabilities:
Long-term debt net, less current maturities	42,492	7,476
Other long-term liabilities	907	840
Deferred income taxes	59	78
Income taxes payable	527	—
Total liabilities	85,592	42,351

Commitments and contingencies (Note 12)

Stockholders' equity:
Common stock, $0.01 par value, 300,000,000 shares authorized; 77,990,290 and 77,360,806 shares issued, and 77,076,771 and 76,447,287 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	769	763
Additional paid in capital	207,109	197,868
Accumulated deficit	(29,026)	(463)
Accumulated other comprehensive (loss) income	(1,497)	8
Treasury stock, at cost; 913,519 shares as of September 30, 2022 and December 31, 2021	(5,982)	(5,982)
Total stockholders' equity	171,373	192,194
Total liabilities & stockholders' equity	$256,965	$234,545

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$46,006	$35,851	$129,875	$104,689
Cost of goods sold	8,491	7,096	22,920	20,209
Gross profit	37,515	28,755	106,955	84,480

Operating expenses
Research and development costs	6,337	4,118	18,100	11,254
Selling, general, and administrative	39,667	28,968	114,857	79,009
Total operating expenses	46,004	33,086	132,957	90,263

Operating loss	(8,489)	(4,331)	(26,002)	(5,783)

Other income (expense)
Other income (expense)	59	(98)	610	(124)
Interest expense, net	(1,093)	(573)	(2,865)	(1,174)
Total other expense	(1,034)	(671)	(2,255)	(1,298)

Loss before income taxes	(9,523)	(5,002)	(28,257)	(7,081)
Income tax expense	201	105	306	437

Net loss	$(9,724)	$(5,107)	$(28,563)	$(7,518)
Less: cumulative dividends on Series B convertible preferred stock	—	(574)	—	(1,516)
Net loss attributable to common stockholders	$(9,724)	$(5,681)	$(28,563)	$(9,034)
Foreign currency translation adjustment	(588)	(121)	(1,505)	(575)
Comprehensive loss	$(10,312)	$(5,802)	$(30,068)	$(9,609)
Weighted average number of common stocks outstanding:
Basic	76,850,949	47,005,334	76,595,118	46,926,344
Diluted	76,850,949	47,005,334	76,595,118	46,926,344
Net loss per share attributable to common stockholders:
Basic	$(0.13)	(0.12)	$(0.37)	$(0.19)
Diluted	$(0.13)	(0.12)	$(0.37)	$(0.19)

PARAGON 28, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(28,563)	$(7,518)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,624	6,094
Provision for excess and obsolete inventories	(91)	2,226
Stock-based compensation	7,052	2,747
Employee stock purchase program	100	—
Amortization of debt issuance costs	417	372
Change in fair value of earnout liabilities	(575)	60
Deferred income taxes	(1,110)	—
Loss on disposal of property and equipment	902	118
Other	(1,029)	317
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(10,227)	(807)
Inventories	(15,316)	(7,860)
Other current assets	1,442	(3,952)
Accounts payable	951	3,404
Accrued expenses and other current liabilities	176	2,935
Income tax receivable/payable	297	668
Net cash used in operating activities	(35,950)	(1,196)

Cash flows from investing activities
Purchase of office building	(18,300)	—
Purchases of property and equipment	(15,637)	(10,270)
Proceeds from sale of property and equipment	642	581
Purchases of intangible assets	(1,720)	(1,196)
Acquisition, net of cash received	(18,504)	(15,000)
Net cash used in investing activities	(53,519)	(25,885)

Cash flows from financing activities
Proceeds from draw on term loan	20,000	—
Proceeds from issuance of long-term debt	16,000	25,985
Payments on long-term debt	(367)	(5,991)
Payments of debt issuance costs	(420)	(3,080)
Proceeds from issuance of common stock	—	1,001
Payments on treasury stock repurchased	—	(561)
Proceeds from exercise of stock options	2,224	442
Payments on earnout liability	(500)	—
Net cash provided by financing activities	36,937	17,796

Effect of exchange rate changes on cash	(495)	(340)
Net decrease in cash	(53,027)	(9,625)
Cash at beginning of period	109,352	17,501
Cash at end of period	$56,325	$7,876

Supplemental disclosures of cash flow information:
Cash paid for taxes	$788	$381
Cash paid for interest	2,111	670
Purchase of property and equipment included in accounts payable	2,363	58
Series B convertible preferred stock dividend	—	1,516

PARAGON 28, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net loss	$(9,724)	$(5,107)	$(28,563)	$(7,518)
Interest expense	1,093	573	2,865	1,174
Income tax expense	201	105	306	437
Depreciation and amortization expense	3,058	2,424	9,624	6,103
Stock based compensation expense	2,587	1,032	7,052	2,747
Employee stock purchase plan expense	100	—	100	—
Change in fair value of earnout liability (1)	(35)	—	(575)	—
Adjusted EBITDA	$(2,720)	$(973)	$(9,191)	$2,943

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(1) Represents non-cash change in the fair value of earnout liability for the three and nine months ended September 30, 2022